UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 30, 2003

Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.

(Exact name of registrant as specified in its charter)

California	68-0383568
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

1776 W. March Lane, Suite 250
Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

(209) 926-3300

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS
Press Release
Offer to Purchase & Consent Solicitation Statement

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release, dated October 30, 2003.

99.2	Offer to Purchase and Consent Solicitation Statement, dated October 30, 2003.

Item 9. Regulation FD Disclosure.

     On October 30, 2003, Pac-West Telecomm, Inc., a California corporation (“Pac-West”), issued a press release announcing that it has commenced a cash tender offer to purchase up to $74.0 million, or 77.8%, of the $95.1 million outstanding principal amount of its Series B 13.5% Senior Notes due 2009. In conjunction with the tender offer, Pac-West is soliciting consents to effect certain amendments to the indenture governing the senior notes. The tender offer is being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated October 30, 2003, and a related Consent and Letter of Transmittal. The tender offer and consent solicitation is scheduled to expire at 5:00 p.m., New York City time, on December 4, 2003, unless otherwise extended. Holders who validly tender their senior notes prior to the expiration date will receive $900 per $1,000 principal amount of the senior notes, plus any accrued and unpaid interest up to, but not including the settlement date. Of the $900 in tender offer consideration, $0.25 per $1,000 principal amount of senior notes will be designated as a consent payment payable to the holders who tender their notes and validly deliver their consent, whether or not Pac-West accepts such consents. As an incentive to holders to tender their senior notes in a timely manner, Pac-West is offering an early tender premium of an additional $20 per $1,000 of principal amount of the senior notes, which expires at 5:00 p.m., New York City time, on November 13, 2003. The early tender premium and consent payment will only be paid if the tender offer is completed.

     A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the Offer to Purchase and Consent Solicitation Statement related to such tender offer and consent solicitation is attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC

(Registrant)

Dated: October 30, 2003	By: /s/ H. Ravi Brar

H. Ravi Brar
Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release, dated October 30, 2003.

99.2	Offer to Purchase and Consent Solicitation Statement, dated October 30, 2003.